UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2011

Roberts Realty Investors, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-13183	58-2122873
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302 Atlanta, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 394-6000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 23, 2011, Roberts Realty Investors, Inc., the registrant, renewed its $8,175,000 loan with Wells Fargo Bank, N.A. and extended the maturity date of the loan to July 31, 2012 on substantially the same terms and conditions. At the closing, we deposited with Wells Fargo Bank, N.A. $458,750 as an interest and real estate tax reserve to fund these payments for the next 12 months. Under the terms of the renewed loan, we will make monthly payments of interest only at the 1-month LIBOR index rate plus 300 basis points, with an interest rate floor of 5.00% per annum. The loan is secured by our Peachtree Parkway property and by our North Springs property.
The above description of the material terms of the Wells Fargo loan renewal is qualified in its entirety by reference to the full text of the Fifth Consolidated Amendatory Agreement and the Fourth Amendment to Deed to Secure Debt and Assignment of Rents and Other Loan Documents, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this report and are incorporated into this Item 1.01 by this reference.
We described the extension of the Wells Fargo loan in a press release issued on June 23, 2011, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Exhibit

10.1	Fifth Consolidated Amendatory Agreement dated June 23, 2011 by and among Roberts Properties Residential, L.P., Roberts Realty Investors, Inc. and Wells Fargo Bank, National Association (Peachtree Parkway).

10.2	Fourth Amendment to Deed to Secure Debt and Assignment of Rents and Other Loan Documents dated June 23, 2011 by and between Roberts Properties Residential, L.P. and Wells Fargo Bank, National Association (Peachtree Parkway).

99.1	Press release issued by Roberts Realty Investors, Inc. on June 23, 2011.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.
Dated: June 23, 2011	By:	/s/ Charles S. Roberts
Charles S. Roberts
Chief Executive Officer

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